Exhibit 1.1

Execution Version

FTAI AVIATION LTD.

(a Cayman Islands exempted company)

2,090,561 Ordinary Shares

UNDERWRITING AGREEMENT

May 28, 2024

Citigroup Global Markets Inc.

As the Underwriter

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

FIG LLC (“FIG”), and Wesley Robert Edens, an employee of FIG (the “Individual Selling Shareholder” and together with FIG, the “Selling Shareholders”) propose to sell to Citigroup Global Markets Inc. (the “Underwriter”), an aggregate of 2,090,561 ordinary shares, consisting of 1,996,383 ordinary shares owned by the Selling Shareholders (the “Issued Shares”) and 94,178 ordinary shares to be issued to the Selling Shareholders in connection with the exercise of certain options to purchase ordinary shares (the “Option Shares”, and together with the Issued Shares, the “Shares”), $0.01 par value per share (the “Ordinary Shares”), of FTAI Aviation Ltd., a Cayman Islands exempted company (the “Company”), at a purchase price to the Underwriter of $80.42 per Share.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-270042), including the prospectus included therein (the “base prospectus”), covering the registration of the offer and sale of certain securities, including the Shares, under the Securities Act of 1933, as amended (the “1933 Act”), which became effective upon filing on February 27, 2023. Promptly after execution and delivery of this agreement (this “Agreement”), the Company will prepare and file with the Commission a prospectus supplement relating to the Shares in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations (without reliance on Rule 424(b)(8)). Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” The base prospectus and each prospectus supplement used in connection with the offering of the Shares that omitted Rule 430B Information, including the documents incorporated by reference therein, is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included or incorporated therein by the 1933 Act Regulations, is herein called the “Registration Statement;” provided that the term “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Underwriter and the Shares (within the meaning of Rule 430B(f)(2) of the 1933 Act Regulations). The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The base prospectus as supplemented by the final prospectus supplement relating to the Shares, in the form first furnished or made available to the Underwriter for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement, is herein called the “Prospectus.”

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is or is deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, after the most recent effective date prior to the execution of this Agreement, in the case of the Registration Statement, or the respective issue dates in the case of the Prospectus and any preliminary prospectus. All references in this Agreement to the Registration Statement, any preliminary prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

SECTION 1.      Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to the Underwriter and the Selling Shareholders, as of the date hereof, the Applicable Time (as hereinafter defined) and the Closing Time (as hereinafter defined), if any (in each case, a “Representation Date”), as follows:

(i) The Company meets the requirements for use of an “automatic shelf registration statement,” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), on Form S-3 in connection with the issuance of its securities, including the Shares. The Registration Statement became effective upon filing with the Commission under Rule 462(e) under the 1933 Act Regulations, and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission or by the state securities authority of any jurisdiction, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Shares made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Original Registration Statement and any post-effective amendments thereto became effective and at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, the Registration Statement and any amendments and supplements thereto complied, comply and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was first used, at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Upon filing with the Commission, each preliminary prospectus (including the base prospectus) complied, and when filed with the Commission the Prospectus (including the base prospectus) will comply, in all material respects with the 1933 Act and the 1933 Act Regulations and any such preliminary prospectus was, and the Prospectus delivered or made available to the Underwriter for use in connection with this offering will be at the time of such delivery, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) As of the Applicable Time, neither (x) any Issuer Free Writing Prospectus (as defined below) identified on Schedule B hereto issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information to be conveyed by the Underwriter to purchasers of the Shares at the Applicable Time as set forth in Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any Issuer Free Writing Prospectus not identified on Schedule B hereto, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the immediately preceding three paragraphs shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, any preliminary prospectus, the Prospectus, or any amendments or supplements thereto, any Issuer Free Writing Prospectus or the General Disclosure Package made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Underwriter expressly for use in the Registration Statement (including the base prospectus) or any post-effective amendment thereto, any preliminary prospectus, the Prospectus, or any amendments or supplements thereto, any Issuer Free Writing Prospectus or the General Disclosure Package, which information is specified in Section 6(d).

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 6:40 p.m. (New York City time) on May 28, 2024 or such other time as agreed by the Company and the Underwriter.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Shares (including any issuer free writing prospectus identified on Schedule B hereto) that (A) is required to be filed with the Commission by the Company, (B) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (C) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms of the offering, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Statutory Prospectus” as of any time means the base prospectus that is included in the Registration Statement immediately prior to that time and the preliminary prospectus supplement relating to the Shares, including the documents incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

(iii) (A) At the time of filing of the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the 1933 Act Regulations, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” within the meaning of Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

(iv) At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares and at the date hereof , the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(v) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), and when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as applicable, (A) at the time the Registration Statement became effective, (B) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Shares in this offering and (C) as of the applicable Representation Date or during the period specified in Section 3(a)(ix) did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

(vi) Each Issuer Free Writing Prospectus, if any, as of its date of first use and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Underwriter as described in Section 3(a)(vi), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any such Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter expressly for use therein, which information is set forth in Section 6(d).

(vii) Ernst & Young LLP, which has certified certain financial statements of the Company and its subsidiaries, is an independent public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) as required by the Securities Act.

(viii) Except as set forth in the most recent preliminary prospectus, since the date of the latest audited financial statements of the Company included or incorporated by reference in such preliminary prospectus, neither the Company nor any of its subsidiaries has (A) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (B) issued or granted any securities, (C) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (D) entered into any material transaction not in the ordinary course of business, or (E) declared or paid any dividend on its equity securities, and since such date, there has not been any change in the equity capital, partnership or limited liability interests, as applicable, net current assets, short-term debt or long-term debt of the Company or any of its subsidiaries or any adverse change in or affecting the condition (financial or otherwise), results of operations, properties, management, operations or business of the Company and its subsidiaries taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below).

(ix) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement has been duly and validly taken. This Agreement has been duly authorized, executed and delivered by the Company.

(x) The Company has received an irrevocable notice (the “Exercise Notice”) with respect to the exercise of options (the “Options”) for the purchase of all of the Option Shares to be sold by the Selling Shareholders pursuant to this Agreement.

(xi) The Issued Shares to be purchased by the Underwriter from the Selling Shareholders have been duly authorized and issued and are fully paid and non-assessable; the Option Shares to be purchased by the Underwriter from the Selling Shareholders have been duly authorized and when issued and delivered by the Company against payment of the consideration therefor by the Selling Shareholders, will be validly issued, fully paid and non-assessable; and the sale of the Shares is not subject to the preemptive or other similar rights of any security holder of the Company. The Shares conform in all material respects to all statements relating thereto contained in the General Disclosure Package and the Prospectus.

(xii) The statements made in each of the General Disclosure Package and the Prospectus under the caption “Prospectus Supplement Summary—Our Company,” insofar as they purport to constitute summaries of the terms of contracts and other documents, constitute accurate summaries of the terms of such contracts and other documents in all material respects.

(xiii) [Reserved].

(xiv) The issuance of the Option Shares, the sale of the Shares, the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any Lien (as defined below) upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the organizational documents of the Company or any of its significant subsidiaries listed on Schedule D hereto; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, properties, prospects, operations or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”) or have a material adverse effect on the performance of the Company of its obligations hereunder.

(xv) The Company has no significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X) that are not included among the significant subsidiaries listed on Schedule D hereto.

(xvi) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the issue of the Option Shares, the sale of the Shares, the execution, delivery and performance of this Agreement or the Exercise Notice by the Company and the consummation of the transactions contemplated hereby, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the Nasdaq Global Select Market, state securities or Blue Sky laws or the rules of the Financial Industry Regulatory Authority (“FINRA”) and (B) such consents, approvals, authorizations or orders, of which the failure to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xvii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the authorized, issued and outstanding shares of the Company is as set forth in the latest balance sheet incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to reservations, employee benefit plans, dividend reinvestment plans, employee and director stock option plans or the exercise of convertible securities referred to therein). All of the issued and outstanding shares, shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly authorized and validly issued, are fully paid and non-assessable and, except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities, security interests or claims (collectively, “Liens”), except for (i) Liens under the Second Amended & Restated Credit Agreement, dated as of September 20, 2022 (as amended, restated, amended and restated or replaced from time to time, the “Credit Agreement”), between Fortress Transportation and Infrastructure Investors LLC, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto from time to time and (ii) such Liens as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xviii) Each of the Company and each of its subsidiaries has been duly incorporated or organized, is validly existing and in good standing as an exempted company, corporation or other business entity under the laws of its jurisdiction of incorporation or organization and is duly qualified to do business and in good standing as an exempted company, foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries have all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to have such power and authority would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xix) Except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge, no such proceedings are threatened by governmental authorities, regulatory authorities or others.

(xx) The Company has not taken, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of the Ordinary Shares in connection with the offering of the Shares.

(xxi) The historical financial statements (including the related notes and schedules thereto) included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except for any annual year-end adjustment, the adoption of new accounting principles, and except as otherwise noted therein. The supporting schedules, if any, present fairly the information required to be stated therein. The selected financial data and the summary financial information included in each of the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. All historical financial statements and information and all pro forma financial statements and information required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, if any, are included, or incorporated by reference, in the Registration Statement, the General Disclosure Package and the Prospectus. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10(e) of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(xxii) [Reserved]

(xxiii) No relationship, direct or indirect, exists between or among the Company or its affiliates, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, that is required by the 1933 Act and the 1933 Act Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described.

(xxiv) The Company maintains effective internal control over consolidated financial reporting (as defined under Rule 13a-15 and 15d-15 under the rules and regulations of the Commission under the 1934 Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness or significant deficiency in the Company’s internal control over consolidated financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over consolidated financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over consolidated financial reporting.

(xxv) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement.

(xxvi) Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described under “Use of Proceeds” in each of the General Disclosure Package and the Prospectus, none of them will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(xxvii) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens, except such Liens (i) as are described in each of the Registration Statement, the General Disclosure Package and the Prospectus or which would not reasonably be expected to have a Material Adverse Effect or (ii) that secure borrowings under the Credit Agreement. All assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries, except where the invalidity or unenforceability of any such lease would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxviii) Except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, (i) there are no proceedings that are pending, or to the knowledge of the Company, threatened, against the Company or any of its subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, (ii) the Company and its subsidiaries are not aware of any material issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, and (iii) none of the Company and its subsidiaries anticipates material capital expenditures relating to Environmental Laws, except, in the case of (i), (ii) and (iii) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxix) The Company and each of its subsidiaries have filed all U.S. federal, state, local and non-U.S. tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that have been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries, except any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxx) Neither the Company nor any of its subsidiaries (i) is in violation of its memorandum and articles of association, charter or certificate of formation, bylaws, limited partnership agreement or limited liability company agreement (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxi) The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, as being conducted and as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxii) Except as would not reasonably be expected to result in material liability to the Company or any of its subsidiaries, (A) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”), other than a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA), that is sponsored, maintained or contributed to, or required to be contributed to, by the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations with the Company within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations, including ERISA and the Code; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; and (C) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. Neither the Company nor any of its subsidiaries has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan or a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA.

(xxxiii) The statistical and market-related data included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxiv) None of the Company, any of its subsidiaries, or any director, officer or employee thereof (in each case, acting in its capacity as such) nor, to the knowledge of the Company, any agent or affiliate of the Company is, or is owned or controlled by one or more individuals or entities that is, (i) currently subject to any sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country, region or territory that is the subject of comprehensive Sanctions (currently, Crimea region and the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria) (each, a “Sanctioned Country”). The Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that at the time of such financing is the subject or target of Sanctions, or in a Sanctioned Country. Since the Company’s formation, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not plan to engage in, any dealings or transactions in violation of applicable law with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(xxxv) Neither the Company nor any of its subsidiaries, or any director, officer or employee of the Company or any of its subsidiaries (in each case, acting in its capacity as such) nor, to the knowledge of the Company, any agent or affiliate or other person acting on behalf of the Company or any of its subsidiaries, has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA, U.K. Bribery Act 2010, or any other applicable anti-bribery statute or regulation; (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (v) will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA, U.K. Bribery Act 2010, and all other applicable anti-bribery statutes and regulations and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(xxxvi) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxvii) The Company acknowledges and agrees that the Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company or any other person. Additionally, no Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Company with respect thereto. Any review by an Underwriter of the Company and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company or any other person.

(xxxviii) The Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as management believes is adequate in all material respects for the conduct of their respective businesses and the value of their respective properties. All policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(xxxix) Except (A) as described in each of the Registration Statement, the General Disclosure Package and the Prospectus or (B) as would not reasonably be expected to have a Material Adverse Effect, no labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened.

(xl) The Company and its subsidiaries have such permits, licenses, sub-licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own or lease their properties and conduct their businesses in the manner described in each of the General Disclosure Package and the Prospectus, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or except as described in each of the General Disclosure Package and the Prospectus. The Company and each of its subsidiaries have fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect. Except as described in each of the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

(xli) The statements set forth or incorporated by reference in each of the Registration Statement, the General Disclosure Package, the Prospectus under the captions “Description of Shares,” “Cayman Islands Taxation,” or “United States Federal Income Tax Considerations,” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(xlii) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(xliii) (i) The Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (B) any software code or other technology owned by the Company or any of its subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(xliv) (i) The Company and each of its subsidiaries have complied and are presently in compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) the Company has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) of there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance with any Data Security Obligation, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

(xlv) The Company and each of its subsidiaries have taken all technical and organizational measures necessary to protect the information technology systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, the Company and its subsidiaries have used commercially reasonable efforts to establish, maintain, implement and comply with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). There has been no such Breach, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

(xlvi) The Company has not alone engaged in any Testing-the-Waters-Communication (as defined below) with any person and has not distributed any Testing-the-Waters-Communication that is a written communication within the meaning of Rule 405 under the 1933 Act. “Testing-the-Waters-Communication” means any communication with potential investors undertaken in reliance on Rule 163B of the 1933 Act.

(xlvii) There are no stamp, issuance, transfer or similar taxes or duties, or other similar fees or charges, required to be paid by or on behalf of the Underwriter in the Cayman Islands or the United States (or any political subdivision or tax authority thereof) or any other jurisdiction in which the Company is incorporated, carrying on business or otherwise resident for tax purposes, or any jurisdiction from or through which a payment is made (each, a “Relevant Taxing Jurisdiction”) in connection with (i) the execution and delivery of this Agreement and the performance of the obligations thereunder, (ii) the issuance by the Company of the Option Shares, (iii) the purchase by the Underwriter of the Shares as contemplated by this Agreement or (iv) the resale and delivery by the Underwriter of the Shares as contemplated by this Agreement, save that nominal stamp duty may be payable if this Agreement is brought to or executed in the Cayman Islands.

(xlviii) All payments to be made by or on behalf of the Company under this Agreement and all dividend payments or other distributions in respect of any Shares, under the current laws of any Relevant Taxing Jurisdiction, (a) may be freely transferred out of any Relevant Taxing Jurisdiction without the necessity of obtaining any governmental authorization in any Relevant Taxing Jurisdiction and (b) will not be subject to withholding or other taxes, duties, levies, deductions, charges in any Relevant Taxing Jurisdiction and are otherwise payable free and clear of any other tax, duty, levy, deduction or charge in any Relevant Taxing Jurisdiction.

(xlix) It is not necessary under the laws of the Cayman Islands (i) to enable the Underwriter to enforce their rights under this Agreement, provided that they are not otherwise engaged in business in the Cayman Islands, or (ii) solely by reason of the execution, delivery or consummation of this Agreement, for the Underwriter to be qualified or entitled to carry out business in the Cayman Islands.

(l) This Agreement is in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement, save that nominal stamp duty may be payable if this Agreement is brought to or executed in the Cayman Islands.

(li) The courts of Cayman Islands would recognize and enforce any final monetary judgment obtained against the Company in the courts of the State of New York, provided that such judgement (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final, (iv) is not in respect of taxes, a fine or a penalty, and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

(lii) The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Cayman Islands and will be honored by the courts of the Cayman Islands, provided that such choice of law has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York. The Company has the power to submit, and pursuant to Section 20(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 20(a)), and has the power to designate, appoint and empower, and pursuant to Section 20(b), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

(liii) The Company was a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its taxable year ended December 31, 2023 and the Company expects to be a PFIC for its current taxable year and the foreseeable future. For each year that the Company is a PFIC, the Company expects to provide information necessary for holders of the Shares subject to U.S. federal income taxation to make a “qualified election fund” election by annually posting a “PFIC Annual Information Statement” on the Company’s website.

(b)            Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

(c)             Representations and Warranties by the Selling Shareholders. Each of the Selling Shareholders, as to itself, represents and warrants to, and agrees with, the Underwriter that:

(i) (x) Such Selling Shareholder is the record and beneficial owner of the respective Options and the Issued Shares, as the case may be, to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has duly endorsed such Issued Shares in blank, (y) at the Closing Time, FIG will be the record and beneficial owner of the Option Shares to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and will have duly endorsed such Option Shares in blank (provided that the representation in this clause (y) is not made by the Individual Selling Shareholder) and (iii) such Selling Shareholder has full power and authority to sell its interest in the Shares, and, assuming that the Underwriter acquires its interest in the Shares it has purchased from such Selling Shareholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), the Underwriter that has purchased such Shares delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Shares credited to the securities account or accounts of the Underwriter maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares purchased by the Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against the Underwriter with respect to such Shares; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (I) such Shares will have been registered in the name of Cede & Co. or another nominee designated by The Depositary Trust Company (“DTC”), in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the accounts of the Underwriter on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Shares, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriter, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Shares to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Shares then held by DTC or such securities intermediary.

(ii) Such Selling Shareholder has not taken, directly or indirectly, any action which is designed to or which constituted or would be expected to cause or result in stabilization or manipulation of the price of the Shares.

(iii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by such Selling Shareholder of this Agreement, the sale of the Shares to be sold by such Selling Shareholder, the exercise of the Options and the consummation by such Selling Shareholder of the transactions contemplated herein, except such as may have been obtained under the 1933 Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriter and such other approvals as have been obtained.

(iv) The execution and delivery of this Agreement and the Exercise Notice (as to FIG), and the purchase, sale and delivery of the Shares to be sold by such Selling Shareholder pursuant to this Agreement, and the consummation of the transactions contemplated herein and therein and compliance by such Selling Shareholder with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, (A) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, (B) violate or conflict with the provisions of the charter, by-laws, certificate of limited partnership or partnership agreement or other organizational instrument of such Selling Shareholder, as applicable, (provided that the representation in this clause (B) is not made by the Individual Selling Shareholder) or (C) violate or conflict with any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any court or public, governmental or regulatory agency or body having jurisdiction over such Selling Shareholder or any of its properties, except, with respect to clauses (A) and (C), conflicts or violations that could not, singly or in the aggregate, reasonably be expected to have a material adverse effect on such Selling Shareholder’s ability to perform its obligations under this Agreement.

(v) Such Selling Shareholder has no knowledge of any material fact, condition or information not disclosed in the General Disclosure Package that has had, or is reasonably likely to have, a Material Adverse Effect.

(vi) Solely with respect to the information regarding such Selling Shareholder in the table and footnotes thereto in the General Disclosure Package and the Prospectus under the heading “Selling Shareholders”, the General Disclosure Package and the Prospectus do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they are or will be made, not misleading.

(vii) (x) FIG has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization (provided that the representation in this clause (x) is not made by the Individual Selling Shareholder) and (y) such Selling Shareholder has full right, power and authority to enter into this Agreement, and to sell, assign, transfer and deliver the Shares to be sold by the Selling Shareholders hereunder; this Agreement has each been duly authorized, executed and delivered by the Selling Shareholders.

(viii) Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, such Selling Shareholder (including its agents and representatives, other than the Underwriter in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus or written Testing-the-Waters Communication, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule III hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Underwriter.

(ix) Such Selling Shareholder, and, in the case of FIG, each of its subsidiaries, or any director, officer or employee thereof (in each case, acting in its capacity as such) and , to the knowledge of such Selling Shareholder, each agent or affiliate of such Selling Shareholder is not, and is not owned or controlled by one or more individuals or entities that is, (i) currently subject to any Sanctions; or (ii) located, organized or resident in a country, region or territory that is a Sanctioned Country. Such Selling Shareholder will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that at the time of such financing is the subject or target of Sanctions, or in a Sanctioned Country. Since such Selling Shareholder’s formation, such Selling Shareholder and its respective subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not plan to engage in, any dealings or transactions in violation of applicable law with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(x) The operations of FIG and each of its subsidiaries are and have been conducted at all times in compliance with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Shareholder or any of its respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of such Selling Shareholder, threatened.

(d)            Any certificate signed by or on behalf of a Selling Shareholder and delivered to the Underwriter or to counsel for the Underwriter pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriter as to the matters covered thereby.

SECTION 2.      Purchase and Sale of the Shares. (a) On the basis of the representations, warranties and agreements, and subject to the terms and conditions herein set forth, each of the Selling Shareholders agrees to sell to the Underwriter, and the Underwriter agrees to purchase from each of the Selling Shareholders, at the price per share set forth in the first paragraph of this Agreement, the Shares.

(b)            [Reserved]

(c)             Payment and Delivery of Shares. Payment of the purchase price for, and delivery of certificates for, or other evidence of, the Shares shall be made at the offices of Cahill Gordon & Reindel llp, or at such other place as shall be agreed upon by the Underwriter, the Company and the Selling Shareholders, at 10:00 A.M. (New York City time) on May 30, 2024, or such other time not later than five business days after such date as shall be agreed upon by the Underwriter, the Selling Shareholders and the Company (such time and date of payment and delivery being herein called the “Closing Time”). The Selling Shareholders shall deliver the Shares through the facilities of The Depository Trust Company unless the Underwriter shall otherwise instruct.

Payment shall be made to the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by the Selling Shareholders against delivery to the Underwriter of certificates for, or other evidence of, the Shares to be purchased by them.

(d)            Registration. The certificates for, or other evidence of, the Shares, if any, shall be in such denominations and registered in such names as the Underwriter shall request not later than two business days prior to the Closing Time. The certificates for, or other evidence of, the Shares shall be made available for inspection not later than 10:00 a.m. (New York City time) on the business day prior to the Closing Time at the office of The Depository Trust Company or its designated custodian.

SECTION 3.      Covenants. (a) Covenants of the Company and each of the Selling Shareholders.

(I) The Company covenants and agrees with the Underwriter as follows:

(i) The Company will comply with the requirements of Rule 430B. The Company will promptly transmit copies of the Prospectus, properly completed, and any supplement thereto, to the Commission for filing pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed therein (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such Prospectus. The Company will furnish to the Underwriter as many copies of the Prospectus as the Underwriter shall reasonably request. The Company shall pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(ii) The Company will notify the Underwriter immediately, and if written notice is requested by the Underwriter, confirm such notice in writing as soon as reasonably practicable, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) the receipt of any comments from the Commission, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the Company’s receipt of any notice from the Commission of its objection to the use of an automatic shelf registration statement pursuant to Rule 401(g)(2) under the 1933 Act; and the Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(iii) The Company has given the Underwriter notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations that were made within 48 hours prior to the Applicable Time; the Company will give the Underwriter notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object. At any time when the Prospectus is required to be delivered (or, but for the exemption in Rule 172 under the 1933 Act, would be required to be delivered) under the 1933 Act or the 1934 Act in connection with sales of the Shares, the Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or any revision to either any preliminary prospectus (including any prospectus included in the Registration Statement at the time the Original Registration Statement was filed or any amendment thereto at the time it became effective) or the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Underwriter with copies of any such amendment or supplement or other documents proposed to be filed or used a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or other documents in a form to which the Underwriter or counsel for the Underwriter shall reasonably object. The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the offering and shall file with the Commission such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business within two business days after the date hereof; provided that the Company shall furnish the Underwriter with copies of such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Underwriter or counsel to the Underwriter shall reasonably object.

(iv) The Company has furnished or will deliver to the Underwriter as many signed and conformed copies of the Original Registration Statement and of each amendment thereto, if any, filed prior to the termination of the initial offering of the Shares (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as the Underwriter reasonably requests.

(v) The Company has furnished to the Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriter reasonably requested, and the Company has furnished to the Underwriter, without charge, as many copies of each Issuer Free Writing Prospectus, if any, as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies of each preliminary prospectus and each Issuer Free Writing Prospectus, if any, by the Underwriter for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, from time to time during the period when the Prospectus is required to be delivered (or, but for the exemption in Rule 172 under the 1933 Act, would be required to be delivered) under the 1933 Act or the 1934 Act in connection with sales of the Shares, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vi) If at any time when a prospectus is required to be delivered (or but for the exemption in Rule 172 under the 1933 Act would be required to be delivered) under the 1933 Act or the 1934 Act in connection with sales of the Shares any event shall occur or condition exist as a result of which it is necessary, upon the advice of counsel for the Underwriter or counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, upon the advice of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, then the Company will promptly prepare and, subject to Section 3(a)(iii), file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1933 Act, the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements, and the Company will furnish to the Underwriter a reasonable number of copies of such amendment or supplement. If an event or development occurs as a result of which the General Disclosure Package contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is used, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement in a manner reasonably satisfactory to the Underwriter, at its own expense, the General Disclosure Package to eliminate or correct such untrue statement or omission. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Shares) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The Underwriter’s delivery of any such amendment or supplement shall not constitute a waiver of any of the conditions in Section 5 hereof.

(vii) The Company will cooperate with the Underwriter to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Shares; provided that the Company shall not be obligated to file any general consent or otherwise subject itself to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(viii) With respect to each sale of the Shares, the Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement.

(ix) The Company, during the period when a prospectus is required to be delivered (or, but for the exemption in Rule 172 under the 1933 Act, would be required to be delivered) under the 1933 Act or the 1934 Act in connection with sales of the Shares, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time period prescribed by the 1934 Act and the 1934 Act Regulations.

(x) The Company represents and agrees that, unless it obtains the prior written consent of the Underwriter, such consent not to be unreasonably withheld or delayed, and the Underwriter agrees that, unless it obtains the prior written consent of the Company and the other Underwriter, such consent not to be unreasonably withheld or delayed, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, in each case required to be filed with the Commission; provided that prior to the preparation of the Prospectus or, if applicable, the Final Term Sheet in accordance with Section 3(a)(iii), the Underwriter is authorized to use the information with respect to the final terms of the offering in communications orally, or distributed via Bloomberg, conveying information relating to the offering to investors. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(xi) During a period of 30 days from the date of the Prospectus, the Company will not, and will not publicly disclose an intention to, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Ordinary Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder or (B) in connection with the grant, assignment and exercise of options under, or the issuance and sale of common shares pursuant to, the Company’s Nonqualified Stock Option and Incentive Award Plan, as amended from time to time, as in effect on the date hereof.

(xii) [Reserved]

(xiii) [Reserved]

(xiv) [Reserved]

(II) Each of the Selling Shareholders covenants and agrees with the Underwriter as follows:

(i) Each of the Selling Shareholders shall make all payments under this Agreement free and clear of, and without withholding or deduction for or on account of, any taxes, levies, imposts, duties, charges or other deductions or withholdings, including any interest, additions to tax and penalties imposed, levied, collected, withheld or assessed by or on behalf of any Relevant Taxing Jurisdiction, unless such withholding or deduction is required by applicable law, in which event, the Selling Shareholders shall pay such additional amounts as will result, after such withholding or deduction (including such withholding or deduction attributable to such additional amounts), in the receipt by the Underwriter of such amounts as would have been received by it if such withholding or deduction had not been required; provided that no additional amounts shall be payable to an Underwriter with respect to taxes, levies, imposts, duties, charges or other deductions or withholdings (including taxes that are imposed on or measured by net income (however denominated) or that are franchise taxes or branch profits taxes) that arise by reason of any connection between the Underwriter and the Relevant Taxing Jurisdiction imposing such tax (other than a connection arising as a result of the execution, delivery or performance of this Agreement, or any transactions contemplated by or pursuant to this Agreement or the receipt of payment under this Agreement or any such transactions).

(ii) Each of the Selling Shareholders shall indemnify and hold harmless the Underwriter against any stamp, issuance, transfer or other similar taxes or duties or other similar fees or charges, including any interest, additions to tax and penalties, on the execution and delivery of this Agreement and the performance of the obligations hereunder, the creation and issuance of the Option Shares by the Company and the purchase of the Shares by the Underwriter.

(iii) The Selling Shareholders will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Selling Shareholders or any affiliate of the Selling Shareholders or any person in privity with the Selling Shareholders or any affiliate of the Selling Shareholders) directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for, shares of Ordinary Shares; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto, other than shares of Ordinary Shares disposed of as bona fide gifts approved by Citigroup Global Markets Inc.

(iv) The Selling Shareholders will not take, directly or indirectly, any action which is designed to or which constituted or would be expected to cause or result in stabilization or manipulation of the price of the Shares.

(v) Each of the Selling Shareholders covenants and agrees with the Underwriter and with the Company that, during any time when a prospectus is required to be delivered (or but for the exemption in Rule 172 under the 1933 Act would be required to be delivered) under the 1933 Act or the 1934 Act in connection with sales of Shares, it shall notify the Underwriter and the Company of the occurrence of any material events respecting its activities, affairs or condition, financial or otherwise, if, but only if, as a result of any such event it is necessary, in the opinion of counsel for the Underwriter or counsel for the Company, to (i) amend or supplement the Prospectus in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser (unless the exemption in Rule 172 under the 1933 Act applies), (ii) amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, (iii) amend or supplement the General Disclosure Package in order to make the General Disclosure Package not misleading in the light of the circumstances existing at the time it is used or (iv) amend or supplement an Issuer Free Writing Prospectus to eliminate or correct a conflict with the information contained in the Registration Statement or the Statutory Prospectus or any preliminary prospectus or to make the Issuer Free Writing Prospectus not misleading in the light of the circumstances prevailing at the time it is used, the Selling Shareholders will forthwith supply such information to the Company as shall be necessary for the Company to prepare an amendment or supplement to the Registration Statement, the Prospectus, the General Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, and then the Company will promptly prepare and, subject to Section 3(a)(iii), file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1933 Act, the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or conflict or to make the Registration Statement and Prospectus comply with such requirements, as the case may be, and the Company will furnish to the Underwriter a reasonable number of copies of such amendment or supplement.

(vi) Each of the Selling Shareholders will not, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(vii) Each of the Selling Shareholders have not prepared or had prepared on its behalf or used or referred to, any Free Writing Prospectus, and has not distributed any written materials in connection with the offer or sale of the Shares to be sold by the Selling Shareholders.

(viii) Each of the Selling Shareholders shall deliver on or prior to the Closing Time a valid and duly executed IRS Form W-9.

SECTION 4.      Payment of Expenses. (a) Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the filing of the Original Registration Statement and of each amendment thereto, (ii) the reproduction and filing of this Agreement, (iii) the issuance of the Option Shares and the sale of the Shares to the Underwriter, including any stamp, issuance, transfer or other similar taxes or duties or other similar fees or charges payable in connection therewith, (iv) the fees and disbursements of the Company’s counsel and accountants, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(a)(vii), including filing fees and the related reasonable and documented fees and expenses of counsel for the Underwriter in connection therewith and in connection with the preparation of any Blue Sky Survey (if applicable), provided that all such fees and disbursements shall not exceed $10,000, (vi) the reproduction and delivery to the Underwriter of copies of any Blue Sky Survey (if applicable), (vii) the printing and delivery to the Underwriter of copies of the Original Registration Statement and of each amendment thereto, each preliminary prospectus, the Prospectus, any Permitted Free Writing Prospectus and any amendments or supplements thereto, (viii) the fees and expenses incurred with respect to the listing of the Shares on the Nasdaq Global Select Market and for clearance, settlement and book entry transfer through DTC, (ix) the fees and expenses, if any, incurred with respect to any filing with FINRA (if applicable), (x) the fees and expenses of counsel to the Underwriter and (xi) all travel expenses of the Company’s officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Shares (other than as shall have been specifically approved by the Underwriter to be paid for by the Underwriter). The Company also will pay or cause to be paid: (i) the cost of preparing share certificates; (ii) the cost and charges of any transfer agent or registrar; and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 4. It is understood, however, that except as provided in this Section 4, Section 6 and Section 7 hereof, the Underwriter will pay all of their own costs and expenses (other than the fees and expenses of their counsel), stock transfer taxes on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(b)            Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5(n), Section 8(a)(i) or Section 8(a)(iii)(A) hereof, the Company shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter, reasonably incurred in connection herewith.

SECTION 5.      Conditions of Underwriter’s Obligations. The several obligations of the Underwriter to purchase the Shares at the Closing Time pursuant to the terms hereof are subject to (1) the accuracy of the representations and warranties of the Company and the Selling Shareholders set forth in Section 1 as of the date hereof, the Applicable Time and the Closing Time, (2) the absence from any certificates, opinions, written statements or letters furnished to the Underwriter or to Cahill Gordon & Reindel llp (“Underwriter’s Counsel”) pursuant to this Section 5, of any misstatement or omission, (3) the performance by the Company and the Selling Shareholders of their respective obligations hereunder and (4) each of the following additional terms and conditions:

(a)          (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission and the Company shall not have received from the Commission any notice objecting to the use of an automatic shelf registration statement pursuant to Rule 401(g)(2) under the 1933 Act, (ii) each preliminary prospectus and the Prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B), (iii) any material required to be filed by the Company pursuant to Rule 433(d) of the 1933 Act Regulations shall have been filed with the Commission within the applicable time periods prescribed for such filings under Rule 433, (iv) there shall not have come to the Underwriter’s attention any facts that would cause the Underwriter to believe that (A) the General Disclosure Package, at the Applicable Time or (B) the Prospectus, at the time it was required to be delivered (or, but for the exemption in Rule 172 under the 1933 Act, would be required to be delivered) to purchasers of the Shares, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading and (v) the Shares shall be approved for listing on the Nasdaq Global Select Market on or before the Closing Time.

(b)          At the Closing Time, the Underwriter shall have received the written opinion and negative assurance letter of Skadden, Arps. Slate, Meagher & Flom LLP, counsel for the Company and each of the Selling Shareholders, dated the Closing Time and based upon certificates containing certain factual representations and covenants of the Company and the Selling Shareholders, addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(c)          At the Closing Time, the Underwriter shall have received the written opinion of Maples and Calder (Cayman) LLP, Cayman Islands counsel for the Company, dated the Closing Time, addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(d)            All proceedings taken in connection with the sale of the Shares as contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Underwriter and to Underwriter’s Counsel, and the Underwriter shall have received from Underwriter’s Counsel a favorable opinion and negative assurance letter, dated as of the Closing Time, with respect to the sale of the Shares, the Registration Statement, the General Disclosure Package and the Prospectus and such other related matters as the Underwriter may reasonably require, and the Company shall have furnished to Underwriter’s Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e)             Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities or preferred shares issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of  any such debt or preferred shares issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(f)             At the Closing Time, the Underwriter shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Time, to the effect that (i) the condition set forth in subsection (a) of this Section 5 has been satisfied, (ii) as of the date hereof and as of the Closing Time, the representations and warranties of the Company set forth in Section 1(a) hereof are accurate in the case of representations and warranties that are qualified as to materiality, and are accurate in all material respects in the case of representations and warranties that are not so qualified, (iii) as of the Closing Time, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any Material Adverse Effect, or any development involving a Material Adverse Effect, except in each case as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus.

(g)            At the Closing Time, each of the Selling Shareholders shall have furnished to the Underwriter a certificate, signed by the Chief Financial Officer of such Selling Shareholder, dated the Closing Time, to the effect that the signers of such certificate have carefully examined the Registration Statement, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any supplements or amendments thereto and this Agreement, and that the representations and warranties of such Selling Shareholders in this Agreement are accurate on and as of the Closing Time to the same effect as if made at the Closing Time.

(h)            No event or condition of a type described in Section 1(a)(viii) hereof shall have occurred or shall exist (other than such an event or condition that is described in each of the General Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto)), the effect of which is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or sale of the Shares on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Prospectus.

(i)              The Underwriter shall have received comfort letters from Ernst & Young LLP, independent registered public accountants for the Company, dated as of the date of this Agreement and as of the Closing Time, addressed to the Underwriter and in form and substance reasonably satisfactory to the Underwriter and Underwriter’s Counsel.

(j)              The Shares shall have been declared eligible for clearance and settlement through DTC.

(k)            The Company shall have complied with the provisions of Section 3(a)(I)(v) hereof with respect to the furnishing of prospectuses.

(l)              The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and each of the Selling Shareholders, and certain officers and directors of the Company as set forth on Schedule E hereto, relating to sales and certain other dispositions of shares of Ordinary Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect at the Closing Time.

(m)           On the date of this Agreement and at the Closing Time, the Underwriter shall have received a written certificate executed by the Chief Financial Officer of the Company, dated as of the date of this Agreement and the Closing Time, respectively, with respect to certain financial information of the Company included in the General Disclosure Package and the Prospectus, respectively, and in form and substance reasonably satisfactory to the Underwriter.

(n)            The Company and the Selling Shareholders shall have furnished the Underwriter and Underwriter’s Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

(o)            If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Time, which notice shall be confirmed in writing by the Underwriter as soon as reasonably practicable if so requested by the Company, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 11 shall survive any termination and remain in full force and effect pursuant to Section 11.

SECTION 6.      Indemnification. (a) Indemnification of the Underwriter by the Company. The Company agrees to indemnify and hold harmless the Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents, directors, officers, agents and employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the General Disclosure Package, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), any “road show” as defined in Rule 433(h) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company or such Selling Shareholder, as applicable; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity provision shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or in the General Disclosure Package, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), which information is specified in Section 6(d).

(b)            Indemnification of the Underwriter and the Company by each of the Selling Shareholders. Each of the Selling Shareholders agree to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, the Underwriter, the directors, officers, employees and affiliates of the Underwriter and each person who controls the Company or the Underwriter within the meaning of either the 1933 Act or 1934 Act to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to written information furnished to the Company by or on behalf of the Selling Shareholder specifically for inclusion in the documents referred to in the foregoing indemnity, it being understood that the only such information is under the caption “Selling Shareholders” in the General Disclosure Package and the Prospectus. This indemnity agreement will be in addition to any liability which the Selling Shareholders may otherwise have. The liability of each Selling Shareholder under the representations and warranties contained in this Agreement and under the indemnity and contribution agreements contained in this Section 6 and 7, respectively, shall be limited to an amount equal to the aggregate net proceeds after underwriting commissions and discounts, but before expenses, received by such Selling Shareholder from the sale of the Shares sold by such Selling Shareholder under this Agreement.

(c)             Indemnification of the Company and each of the Selling Shareholders by the Underwriter. Each Underwriter severally (not jointly) agrees to indemnify and hold harmless the Company and each of the Selling Shareholders, their respective directors, each of their respective officers who signed the Registration Statement, and each person, if any, who controls the Company or such Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or in the General Disclosure Package, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company and the Selling Shareholders by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or in the General Disclosure Package, such preliminary prospectus, the Prospectus or such Issuer Free Writing Prospectus (or any amendment or supplement thereto), which information is specified in Section 6(d).

(d)            Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than one local counsel in each applicable jurisdiction), reasonably approved by the indemnifying party (or by the Underwriter in the case of Section 6(c)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)             The Underwriter severally confirms and the Selling Shareholders and the Company acknowledge and agree that the statements in the first and second sentence of the fifth paragraph under the caption “Underwriting” in, the most recent preliminary prospectus and the Prospectus are correct and constitute the only information concerning the Underwriter furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in any preliminary prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto.

SECTION 7.      Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, each of the Selling Shareholders and the Underwriter from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, each of the Selling Shareholders and the Underwriter in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and each of the Selling Shareholders, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be equal to the total net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Shareholders, and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus.

The relative fault of the Company and each of the Selling Shareholders, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or any Selling Shareholder or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, each of the Selling Shareholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by the Underwriter in connection with the Shares underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Underwriter’s Affiliates, directors, officers, agents, employees and selling agents shall have the same rights to contribution as the Underwriter, each director of the Company and such Selling Shareholder, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or such Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and each Selling Shareholder.

SECTION 8.      Termination. (a) Termination; General. The Underwriter may terminate this Agreement, by notice to the Company and each of the Selling Shareholders, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) (A) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Select Market, or (B) if trading generally on the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by said exchange or by such system or by order of the Commission, FINRA or any other governmental authority having jurisdiction, or (iv) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b)            Liabilities. If this Agreement is terminated pursuant to this Section 8, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further, that Sections 1, 6, 7 and 11 shall survive such termination and remain in full force and effect.

SECTION 9.      [Reserved].

SECTION 10.   Default by the Selling Shareholders. If any of the Selling Shareholders shall fail at the Closing Time to sell the number of Shares that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 11 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Selling Shareholders from liability, if any, in respect of such default.

SECTION 11.   Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriter, the Company and any Selling Shareholders contained in this Agreement, including the agreements contained in Section 4, the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person thereof or by or on behalf of the Company, the Selling Shareholders, any of their respective officers, directors, partners or members or any controlling person thereof, and shall survive payment for the Shares to and by the Underwriter. The representations contained in Section 1 and the agreements contained in this Section 11 and Sections 4, 6 and 7 hereof shall survive the termination of this Agreement, including termination pursuant to Section 5 or 9 hereof.

SECTION 12.   Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel, facsimile number 1-646-291-1469. Notices to the Company shall be directed as follows: FTAI Aviation Ltd., 415 West 13th Street, 7th Floor, New York, New York 10014; Attention: BoHee Yoon, Secretary, with a copy to Skadden, Arps. Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001, Attention: Michael Schwartz. Notices to the Selling Shareholders shall be directed as follows: FIG LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105; Attention: David Brooks and Wesley R. Edens, c/o Baobob Advisors LLC, 111 W 19th St 8th Floor, New York, New York 10011-4115 ; provided that any notice to the Underwriter pursuant to Section 6 shall be delivered or sent by mail or facsimile transmission to the Underwriter at its address set forth in its acceptance facsimile to the Company, which address will be supplied to any other party hereto by the Company upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

SECTION 13.   Parties. This Agreement shall inure solely to the benefit of and shall be binding upon the Underwriter, the Company and the Selling Shareholders and the controlling persons, directors, officers, employees and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriter.

SECTION 14.   GOVERNING LAW AND TIME. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15.   WAIVER OF JURY TRIAL. THE COMPANY AND THE UNDERWRITER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 16.   Counterparts. This Agreement may be executed in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each of the parties hereto represents and warrants to the other parties that it has the corporate or other capacity and authority to execute this Agreement through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

SECTION 17.   Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 18.   Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

SECTION 19.   PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies their clients, including the Company, which information may include the name and address of their clients, as well as other information that will allow the Underwriter to property identify their clients.

SECTION 20.   Submission to Jurisdiction; Appointment of Process Agent.

(a)             The Company and each of the Selling Shareholders irrevocably submit to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City and County of New York or the courts of the State of New York, in each case located in the City and County of New York (collectively, the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the General Disclosure Package, the Prospectus or the offering of the Securities (each, a “Related Proceeding”). The Company and each Selling Shareholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum.

(b)            The Company hereby irrevocably appoints Fortress Transportation and Infrastructure Investors LLC, at 1345 Avenue of the Americas, 45th Floor, New York, New York 10105 (the “Process Agent”) as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such Process Agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such Process Agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the United States on terms substantially similar to those contained herein and reasonably satisfactory to the Underwriter. If the Process Agent shall cease to act as agent for services of process, the Company shall appoint, without unreasonable delay, another such agent, and notify the Underwriter of such appointment. The Company represents to the Underwriter that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. The Company further agrees that service of process upon the Process Agent and written notice of said service to such party shall be deemed in every respect effective service of process upon the Company in any such legal suit, action or proceeding brought in any New York Court. Nothing herein shall affect the right of the Underwriter or the person controlling the Underwriter to serve process in any other manner permitted by law.

SECTION 21.   Waiver of Immunity. To the extent that the Company or any Selling Shareholder has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company and the each of the Selling Shareholders herby irrevocably waive and agree not to plead or claim such immunity in respect of its obligations under this Agreement.

SECTION 22.   Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriter could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company or the any Selling Shareholder with respect to any sum due from it to the Underwriter or any person controlling the Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by the Underwriter or controlling person of any sum in such other currency, and only to the extent that the Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Underwriter or controlling person hereunder, the Company and each Selling Shareholder agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriter or controlling person hereunder, the Underwriter or controlling person agrees to pay to the Company or such Selling Shareholder an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriter or controlling person hereunder.

SECTION 23.   Recognition of the U.S. Special Resolution Regimes.

(a)             For purposes of this Section 23, (a) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (b) the term “Covered Entity” means any of the following: (x) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (y) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (z) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (c) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (d) “U.S. Special Resolution Regime” means each of (x) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(b)            In the event that the Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(c)             In the event that the Underwriter that is a Covered Entity or a BHC Act Affiliate of the Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

[Signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the Underwriter.

Very truly yours,

FTAI AVIATION LTD.

By:	/s/ Joseph P. Adams, Jr.
Name: Joseph P. Adams, Jr.
Title: Chief Executive Officer

Dated: May 28, 2024

[Signature Page – FTAI Aviation Underwriting Agreement (2024)]

FIG LLC

By:	/s/ Daniel Bass
Name: Daniel Bass
Title: Chief Financial Officer

Dated: May 28, 2024

[Signature Page – FTAI Aviation Underwriting Agreement (2024)]

WESLEY R. EDENS, in his individual capacity

By:	/s/ Wesley R. Edens
Name: Wesley R. Edens
Title: Authorized Signatory

Dated: May 28, 2024

[Signature Page – FTAI Aviation Underwriting Agreement (2024)]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

citigroup global markets inc., as Underwriter
By:	/s/ Neeraj Vasudev
	Name:	Neeraj Vasudev
	Title:	Managing Director – Global Head of Transportation & Logistics

Dated: May 28, 2024

[Signature Page – FTAI Aviation Underwriting Agreement (2024)]

Schedule A-1

Underwriter	Number of Shares
Citigroup Global Markets Inc.	2,090,561
Total	2,090,561

A-1

Schedule B

Schedule of Issuer Free Writing Prospectuses
included in the General Disclosure Package

None.

B-1

Schedule C

Information conveyed by the Underwriter to purchasers included in the General Disclosure Package

Price per share to the public: The public offering price is, as to each investor, the price paid by such investor.

C-1

Schedule D

Significant Subsidiaries

Entity Name	State/Jurisdiction of Incorporation/Formation
Fortress Transportation and Infrastructure Investors LLC	Delaware
FTAI Pride Labuan Ltd.	Malaysia
FTAI Italia DAC	Ireland
WWTAI AirOpCo 1Bermuda Ltd.	Bermuda
WWTAI AirOpco II DAC	Ireland

Schedule E

Lock-up Parties

Directors and Executive Officers

1. Joseph P. Adams, Jr.

2. Paul R. Goodwin

3. Judith A. Hannaway

4. A. Andrew Levison

5. Ray M. Robinson

6. Martin Tuchman

7. Eun Nam

Exhibit A

FORM OF LOCK-UP LETTER AGREEMENT

May 28, 2024

Citigroup Global Markets Inc.

388 Greenwich Street, 34th Floor

New York, New York 10013

Ladies and Gentlemen:

The undersigned understands that you (the “Underwriter”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriter of ordinary shares (“Ordinary Shares” and the Ordinary Shares to be purchased by the Underwriter, the “Shares”) of FTAI Aviation Ltd., a Cayman Islands exempted company (the “Company”), and that the Underwriter proposes to reoffer the Shares to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriter, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Underwriter, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Ordinary Shares (including, without limitation, Ordinary Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Ordinary Shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Ordinary Shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 30th day after the date of the Prospectus relating to the Offering (such 30 day period, the “Lock-Up Period”).

The foregoing paragraph shall not apply to (a) sale or disposition transactions relating to Ordinary Shares or other securities acquired in the open market after the completion of the Offering; provided that no public filing of such sale is required or voluntarily made, (b) (i) bona fide gifts, (ii) sales or other dispositions of Ordinary Shares or securities convertible into, or exchangeable or exercisable for, Ordinary Shares, that are made exclusively between and among the undersigned or members of the undersigned’s family (or any trust for the direct or indirect benefit of the undersigned or any member of the undersigned’s family), or affiliates of the undersigned, including, without limitation, its partners (if a partnership) or members (if a limited liability company) or (iii) transfers of Ordinary Shares or securities convertible into, or exchangeable or exercisable for, Ordinary Shares by operation of law through estate, other testamentary document or intestate succession; provided that it shall be a condition to any transfer pursuant to this clause (b) that (x) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding paragraph) to the same extent as if the transferee/donee were a party hereto, (y) each party (donor, donee, transferor or transferee) shall not be required by law (including, without limitation, the disclosure requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the Securities Exchange Act of 1934, as amended (the “1934 Act”)) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period, and (z) the undersigned notifies the Underwriter at least two business days prior to the proposed transfer or disposition, (c) the exercise of warrants or the exercise of stock options granted pursuant to the Company’s stock option/incentive plans or otherwise outstanding on the date hereof and any related transfer of Ordinary Shares to the Company (i) deemed to occur upon the cashless exercise of such stock options, (ii) for the purpose of paying the exercise price of such stock options or (iii) for satisfying any tax or other governmental withholding obligation with respect to Ordinary Shares issued in connection with the foregoing; provided that the restrictions shall apply to Ordinary Shares issued upon such exercise or conversion, (d) transfers of Ordinary Shares or securities convertible into, or exchangeable or exercisable for, Ordinary Shares pursuant to any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 under the 1934 Act (a “Rule 10b5-1 Plan”) established prior to the date hereof, (e) the establishment of any Rule 10b5-1 Plan after the date hereof; provided, however, that no sales of Ordinary Shares or securities convertible into, or exchangeable or exercisable for, Ordinary Shares, shall be made pursuant to a Rule 10b5-1 Plan established pursuant to this clause (e) prior to the expiration of the Lock-Up Period; provided, further, that the Company is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Commission under the 1934 Act during the Lock-Up Period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan, and (f) any demands or requests for, exercise any right with respect to, or take any action in preparation of, the registration by the Company under the 1933 Act of the undersigned’s Ordinary Shares, provided that no transfer of the undersigned’s Ordinary Shares registered pursuant to the exercise of any such right and no registration statement shall be filed under the 1933 Act with respect to any of the undersigned’s Ordinary Shares during the Lock-Up Period.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriter that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriter will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

The undersigned acknowledges and agrees that the Underwriter has not provided any recommendation or investment advice nor has the Underwriter solicited any action from the undersigned with respect to the Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriter may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Offering, the Underwriter is not making a recommendation to you to participate in the Offering or sell any Shares at the price determined in the Offering, and nothing set forth in such disclosures or documentation is intended to suggest that the Underwriter is making such a recommendation.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

This Lock-Up Letter Agreement shall automatically terminate upon the earliest to occur, if any, of (1) the termination of the Underwriting Agreement before the sale of any Shares to the Underwriter or (2) June 27, 2024, in the event that the Underwriting Agreement has not been executed by that date.

[Signature page follows]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated: